   As filed with the Securities and Exchange Commission on February 16, 2001
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              HOMESTORE.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                     95-4438337
(State or Other Jurisdiction                        (I.R.S. Employer
of Incorporation or Organization)                   Identification No.)

                            30700 Russell Ranch Road
                      Westlake Village, California  91362
          (Address of Principal Executive Offices, including Zip Code)

                    Move.com, Inc. 2000 Stock Incentive Plan
Assumed options under the Cendant Corporation Move.com Group 1999 Stock Option
  Plan as assumed by Cendant Corporation from Move,com, Inc. and amended and restated effective as of March 21, 2000 and the 1997 Stock Incentive Plan of Cendant Corporation as amended and restated through
                               October 14, 1998
                           (Full Title of the Plan)

                                Stuart H. Wolff
               Chairman of the Board and Chief Executive Officer
                              Homestore.com, Inc.
                            30700 Russell Ranch Road
                      Westlake Village, California  91362
                                 (805) 557-2300
           (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:
                              C. Kevin Kelso, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California  94306

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                             Amount            Proposed Maximum         Proposed Maximum       Amount of
                                             to be            Offering Price Per       Aggregate Offering     Registration
Title of Securities to be Registered     Registered (1)              Share                   Price                 Fee
------------------------------------     --------------       -------------------      ------------------     --------------
Common Stock, $0.001 par value                2,925,487(2)              $21.30(3)            $ 62,312,873            $15,578
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value                1,988,510(4)              $34.97(5)            $ 69,538,194            $17,384
----------------------------------------------------------------------------------------------------------------------------
Total                                         4,913,997                                      $131,851,067            $32,962
----------------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall cover any additional shares of common stock which become issuable under the assumed options or assumed plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.
(2) Represents shares subject to outstanding options.
(3) Weighted average per share exercise price for outstanding options pursuant to Rule 457(h)(1).
(4) Represents additional shares reserved for issuance under the Move.com, Inc. 2000 Stock Option Plan assumed by Homestore.com, Inc.
(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales price as reported on the Nasdaq National Market on February 15, 2001.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                        -------------------------------

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (a) Our annual report on Form 10-K for the fiscal year ended December 31, 1999;

    (b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, as amended;

    (c) Our registration statement on Form 8-A filed with the SEC on July 9, 1999;

    (d) Our Definitive Proxy Statement for our 2000 Annual Meeting of Stockholders filed with the SEC on April 27, 2000;

    (e) Our Definitive Proxy Statement for our Special Meeting of Stockholders filed with the SEC on November 30, 2000;

    (f)  Our Current Report on Form 8-K filed with the SEC on October 27, 2000;

    (g) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents;

    (h) The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, and the description of the Registrant's common stock set forth under the caption "Description of Capital Stock" on pages 84 through 88 of the prospectus included in Registrant's registration statement on Form S-1, File No. 333-79689, filed May 28, 1999, and any amendment or report filed for the purpose of updating such description.


Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers and Limitation of Liability.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expensesincurred) arising under the Securities Act.

        As permitted by Section 145 of the Delaware General Corporation Law, Registrant's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     . for any breach of the director's duty of loyalty to Registrant or its stockholders,
     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and
     . for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, Registrant's Amended and Restated Bylaws ("Bylaws") provide that:

     . Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
     . Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;
     . Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
     .  the rights conferred in the Bylaws are not exclusive.

        Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Registrant regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification.

        Reference is also made to Section 7 of the Underwriting Agreement relating to Registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-79689), which provides for the indemnification of officers, directors and controlling persons of Registrant against certain liabilities. The indemnification provision in Registrant's Certificate of Incorporation, Bylaws and the Indemnity Agreements entered into between Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of Registrant's directors and officers for liabilities arising under the Securities Act.

        Registrant maintains directors' and officers' liability insurance.

        See also the undertakings set out in response to Item 9.

        Reference is also made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

        Document
        --------

Registrant's Amended and Restated Certificate of Incorporation.

Registrant's Amended and Restated Bylaws.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

Exhibit Number   Exhibit Title
--------------   -------------

4.01 Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.02 to the Form S-1).

4.02 Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.04 to the Form S-1).

4.03 Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).

4.04             The Move.com, Inc. 2000 Stock Incentive Plan.

4.05 Cendant Corporation Move.com Group 1999 Stock Option Plan as assumed by Cendant Corporation from Move.com, Inc. and amended and restated effective as of March 21, 2000.

4.06 1997 Stock Incentive Plan of Cendant Corporation as amended and restated through October 14, 1998.

4.07 Amendment to Amended and Restated 1997 Stock Incentive Plan of Cendant Corporation dated March 27, 2000.

4.08 Amendment to Amended and Restated 1997 Stock Incentive Plan of Cendant Corporation dated March 28, 2000.

5.01             Opinion of Counsel.

23.01            Consent of Counsel (included in Exhibit 5.01).

23.02            Consent of PricewaterhouseCoopers LLP, independent accountants.

24.01            Power of Attorney (see page 5).


Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a) to include any prospectus required by Section 10(a)(3) of the
                Securities Act;

            (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
---------

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            ---------

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 16th day of February, 2001.

                                 HOMESTORE.COM, INC.

                                 By:  /s/ John M. Giesecke, Jr.
                                      -------------------------
                                      John M. Giesecke, Jr.
                                      Chief Financial Officer and Secretary


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John M. Giesecke, Jr. and Stuart H. Wolff, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                Title                             Date
               ---------                                -----                             ----
Principal Executive Officer:

/s/ Stuart H. Wolff                       Chairman of the Board, Chief Executive
----------------------------------------  Officer and Director                      February 16, 2001
Stuart H. Wolff

Principal Financial Officer and
Principal Accounting Officer

/s/ John M. Giesecke, Jr.                 Chief Financial Officer and Secretary
----------------------------------------                                            February 16, 2001
John M. Giesecke, Jr.

Additional Directors
                                          Director                                  February 16, 2001
/s/ L. John Doerr
----------------------------------------
L. John Doerr

/s/ Joe F. Hanauer                        Director                                  February 16, 2001
----------------------------------------
Joe F. Hanauer

/s/ William E. Kelvie                     Director                                  February 16, 2001
----------------------------------------
William E. Kelvie

/s/ Kenneth K. Klein                      Director                                  February 16, 2001
----------------------------------------
Kenneth K. Klein

/s/ Terrance McDermott                    Director                                  February 16, 2001
----------------------------------------
Terrance McDermott

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                            Exhibit Title
---------                        ---------------

4.01 Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.02 to the Form S-1).

4.02  Registrant's Amended and Restated Bylaws (incorporated by reference to
      Exhibit 3.04 to the Form S-1).

4.03 Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).

4.04  The Move.com, Inc. 2000 Stock Incentive Plan.

4.05 Cendant Corporation Move.com Group 1999 Stock Option Plan as assumed by Cendant Corporation from Move,com, Inc. and amended and restated effective as of March 21, 2000.

4.06 1997 Stock Incentive Plan of Cendant Corporation as amended and restated through October 14, 1998.

4.07 Amendment to Amended and Restated 1997 Stock Incentive Plan of Cendant Corporation dated March 27, 2000.

4.08 Amendment to Amended and Restated 1997 Stock Incentive Plan of Cendant Corporation dated March 28, 2000.

5.01  Opinion of Counsel.

23.01 Consent of Counsel (included in Exhibit 5.01).

23.02 Consent of PricewaterhouseCoopers LLP, independent accountants.

24.01 Power of Attorney (see page 5).
----------------------